UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

ProFrac Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41388	87-2424964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard Suite 301
Willow Park, Texas		76087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (254) 776-3722

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Warrants, each 124.777 warrants exercisable for one share of Class A common stock at an exercise price of $717.47 per share	ACDCW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Since the time of the initial public offering of ProFrac Holding Corp., a Delaware corporation (the “Company”), pursuant to the Third Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, a Texas limited liability company (“ProFrac LLC”) (the “LLC Agreement”), and the Second Amended and Restated Certificate of Incorporation of the Company, certain members of ProFrac LLC have had the right (the “Redemption Right”) to cause ProFrac LLC to redeem all or a portion of each such member’s units in ProFrac LLC (the “ProFrac LLC Units”), together with the surrender of the same number of each such member’s shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), for an equivalent number of shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) or, at the election of the Company’s audit committee, cash as provided in the LLC Agreement.

Pursuant to redemption notices delivered in accordance with the LLC Agreement, all of the eligible holders of ProFrac LLC Units (the “Redeeming Members”) exercised their Redemption Rights with respect to all of their ProFrac LLC Units, representing an aggregate of 104,195,938 ProFrac LLC Units (collectively, the “Redeemed Units”), together with the surrender and delivery of the same number of shares of Class B Common Stock (the “Redemption”). The Redeeming Members include entities owned by or affiliated with the Company’s controlling stockholders, Dan Wilks and Farris Wilks, as well as Matt Wilks, the Company’s Executive Chairman, an entity affiliated with Ladd Wilks, the Company’s Chief Executive Officer, and Coy Randle, a member of the Company’s board of directors.

On April 7, 2023, in accordance with the LLC Agreement, the Company delivered a written notice to ProFrac LLC and the Redeeming Members setting forth the Company’s election to exercise its right to purchase directly and acquire the Redeemed Units (together with the surrender and delivery of the same number of shares of Class B Common Stock) from the Redeeming Members.

The Company will acquire the Redeemed Units by issuing an aggregate of 104,195,938 shares of Class A Common Stock (the “New Class A Shares”) to the Redeeming Members. 101,133,202 New Class A Shares are expected to be issued on or about April 10, 2023, and the remaining 3,062,736 New Class A Shares are expected to be issued on or about April 13, 2023. The New Class A Shares will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that such issuance does not involve a public offering. The surrendered shares of Class B Common Stock will be canceled and, after giving effect to the Redemption, no shares of Class B Common Stock will remain issued and outstanding.

The Redemption may have tax consequences for the Company, including, but not limited to, increasing the Company’s effective tax rate and giving rise to obligations under the tax receivable agreement, dated as of May 17, 2022, by and among the Company and the TRA Holders and Agents named therein (the “Tax Receivable Agreement”). Readers are directed to the Company’ Annual Report on Form 10-K filed with the SEC on March 30, 2023, for more information about the Tax Receivable Agreement and the potential effects, and risks relating to, the Redemption.

Item 7.01 Regulation FD Disclosure.

On April 10, 2023, the Company posted an investor presentation on the “Investor Relations” page of the Company’s website at https://ir.pfholdingscorp.com/. A copy of the investor presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the investor presentation attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained in the investor presentation attached hereto as Exhibit 99.1, the investor presentation contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the investor presentation regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 10, 2023	By:	/s/ Lance Turner
	Name		Lance Turner
	Title		Chief Financial Officer